                    EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                                        Among

                        OLYMPIC CASCADE FINANCIAL CORPORATION,
                                a Delaware corporation

                  L. H. FRIEND, WEINRESS, FPANKSON & PRESSON, INC.,
                               a California corporation

                                         and

                                   THE SHAREHOLDERS
                                          OF
                   L. H. FRIEND, WEINRESS, FRANKSON & PRESSON, INC.








                           Dated:  as of February 12, 1997

                    EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION


    This EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of February 12, 1997, is entered into by and among Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic"), L. H. Friend. Weinress, Frankson & Presson, Inc. a California corporation ("LHF"), and the shareholders of LHF listed on the signature page hereof (individually, a "Shareholder" and collectively, the "Shareholders").

                                       RECITALS

    WHEREAS, LHF's authorized shares of capital stock consist of 100,000 shares of common stock, no par value (the "LHF Common Stock");

    WHEREAS, the Shareholders own 18,250 shares (the "LHF Shares") of LHF
Common Stock, constituting all of LHF's issued and outstanding shares of capital stock;

    WHEREAS, LHF is a broker-dealer duly registered with the Securities and Exchange Commission (the "SEC") and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD") engaged in the general securities business;

    WHEREAS, National Securities Corporation, a Washington corporation ("National Securities"), is a broker-dealer duly registered with the SEC and a wholly-owned subsidiary of Olympic;

    WHEREAS, the Shareholders desire to exchange all of the LHF Shares owned by the Shareholders solely for shares of Olympic's common stock, par value S.02 per share (the "Olympic Common Stock") pursuant to the provisions contained herein (the "Exchange"), which Exchange is intended to qualify as a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, Olympic desires to consummate the Exchange pursuant to the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

                                      ARTICLE I
                              EXCHANGE OF STOCK; CLOSING

     1.1 EXCHANGE OF STOCK. Subject to the terms and conditions herein stated and in reliance upon the representations and warranties herein set forth,
(i) the Shareholders agree to transfer, convey, assign and deliver to Olympic at the Closing (as defined in Section 1.4 below) all of the LHF Shares, and (ii) Olympic agrees to acquire and accept the LHF Shares from the Shareholders, and in exchange therefore, further agrees to issue and deliver to the Shareholders an aggregate of Two Hundred Fifty Thousand (250,000) shares of Olympic Common Stock (the "Olympic Shares") to be apportioned among the Shareholders in accordance with their relative percentage ownership interests in LHF immediately prior to the Closing as set forth on Schedule 1.1 hereto.

     1.2 PURCHASE PRICE. The consideration for the LHF Shares shall be the Olympic Shares.

     1.3 TRANSFER TAXES. With respect to the payment of any and all foreign, federal, state and local taxes, impositions, liens, levies, assessments and similar charges due and owing as a result of the Exchange, the Shareholders shall be solely responsible therefor.

     1.4 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, on the first business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, or at such other time and date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date." Notwithstanding the actual date of Closing, the effective date of the transfer of the LHF Shares and the applicable date for proration of liabilities shall be February 25, 1997 (the "Deemed Closing Date").

          1.4.1 All personal property taxes and assessments, real property taxes and utility payments with respect to the Remaining Assets (as defined in Section 8.9), all rental payments under any leases comprising the Remaining Assets, and all other costs and expenses paid by LHF which relate to the operation of LHF's business after the Deemed Closing Date, which will benefit LHF in the operation of its business after the Deemed Closing Date, shall be prorated as of 12:01 a.m. on the Deemed Closing Date on the basis of the number of days of the relevant tax year or period which have elapsed through the Deemed Closing Date, with the Shareholders being responsible for that portion arising prior to the Deemed Closing Date (the "Shareholders Portion") and LHF being responsible for that portion arising subsequent thereto. In addition, the Shareholders shall be credited in full for all security and other deposits paid by LHF to lessors under any leases comprising the Remaining Assets, which credit shall apply against the Shareholders Portion. All such security and other deposits are set forth in SCHEDULE 1.4.1.

     1.5 DELIVERY BY THE SHAREHOLDERS AT CLOSING. On the Closing Date, the Shareholders shall deliver to Olympic all certificates representing the LHF Shares duly endorsed or accompanied by a stock power duly executed in form for transfer, which LHF Shares shall be duly authorized, fully paid and non-assessable.

     1.6 DELIVERY BY OLYMPIC AT CLOSING. On the Closing Date, Olympic shall, or shall cause its transfer agent, if any, to issue the Olympic Shares in the names of each of the Shareholders and to deliver to each of them a stock certificate dated as of the Closing Date representing the number of Olympic Shares to which such Shareholder is entitled to receive, as set forth on
Schedule 1.1.

     1.7 LEGEND. The following legend shall be placed on certificates for the Olympic Shares delivered to the Shareholders:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO OLYMPIC CASCADE FINANCIAL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

Each of the Shareholders further consents to Olympic instructing its transfer agent to place a "stop transfer" instruction on its transfer books as to all certificates representing the Olympic Shares until such times as instructions may be legally removed.


                                      ARTICLE II
                                REPRESENTATIONS OF LHF

    LHF hereby represents and warrants to Olympic that:

    2.1 LHF STOCK. The LHF Shares constitute one hundred percent (100%) of the issued and outstanding shares of stock of all classes of LHF. The LHF Shares are duly authorized, fully paid and nonassessable.

    2.2 EXISTENCE AND GOOD STANDING. LHF is a corporation duly organized, validly existing and in good standing under laws of the State of California. LHF has the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except as set forth on
Schedule 2.2, (i) LHF has not qualified to do business as a foreign corporation in any jurisdiction, and (ii) neither the character nor location of the properties owned or leased by LHF, nor the nature of the business conducted by LHF, requires such qualification in any jurisdiction other than in those set forth on Schedule 2.2 and other than such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operation of Olympic. LHF is in good standing in each jurisdiction in which it is qualified to do business as a foreign corporation as set forth on Schedule 2.2.

    2.3 CAPITAL STOCK. The authorized capital stock of LHF consists of 100,000 shares of common stock, no par value, of which 18,250 shares are issued and outstanding. All outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. No other class of capital stock of LHF is authorized or outstanding. Except as set forth on Schedule 2.3, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of LHF.

    2.4    SUBSIDIARIES, AFFILIATES AND INVESTMENTS.  Except as set forth in
Schedule 2.4, LHF does not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

    2.5    FINANCIAL STATEMENTS AND NO MATERIAL CHANGES.

          2.5.1 LHF has heretofore furnished to Olympic true and correct copies of a draft of the audited statement of financial condition of LHF as at December 31, 1996 (the "Balance Sheet") and the related statements of income, changes in shareholders' equity, changes in liabilities subordinated to the claims of general creditors, and cash flows for the year ended December 31, 1996 (the "Financial Statements").

          2.5.2 The Balance Sheet fairly presents the financial condition of LHF at the date thereof and, the Financial Statements fairly present the results of operations of LHF and cash flows for the period indicated.

          2.5.3 Since December 31, 1996 (the "Balance Sheet Date"), there has been no material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF, except as contemplated by this Agreement.

          2.5.4 The Balance Sheet and the Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the period covered thereby and are consistent with the books and records of LHF.

    2.6 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records material to the business of LHF have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. True and complete copies of the charter documents and bylaws of LHF, and all amendments thereto, have been delivered to Olympic.

    2.7 TITLE TO PROPERTIES: ENCUMBRANCES. Except as set forth in Schedule 2.7, LHF has good and marketable title to (a) all of the material Remaining Assets (as defined in Section 8.9), (b) all the material Remaining Assets purchased by LHF since the Balance Sheet Date (except in each case for Remaining Assets reflected in the Balance Sheet or acquired since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business); in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for liens reflected in the Balance Sheet.

    2.8 LEASES. SCHEDULE 2.8 contains an accurate and complete list of all real property leases and all equipment leases to which LHF is a party (as lessee or lessor). Each lease set forth in SCHEDULE 2.8 (or required to be set forth on SCHEDULE 2.8) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee is in peaceable possession of the lease and is not in default thereunder, and no waiver, indulgence or postponement of the lessee' s obligations thereunder has been granted by the lessor; and, except as set forth in Schedule 2.8, there exists no default or event of default by LHF or to the knowledge of LHF, by any other party to such lease. No consent of any party to such leases is required to consummate the Exchange.

    2.9 CONTRACTS. Except as set forth in SCHEDULE 2.9, LHF is not party to or bound by (a) any agreement, contract or commitment relating to any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock,
(c) any agreement, contract or commitment relating to capital expenditures, (d) any loan or advance to, or investment in, any other Person (as defined in Section 10.3) or any agreement, contract or commitment relating to the making of any such loan advance or investment, (e) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (f) any management service, employment, consulting or any other similar type of contract, (g) any agreement, contract or commitment which involves Fifty Thousand Dollars ($50,000) or more and is not cancelable without penalty within thirty (30) days, (h) any agreement with any officer or director of LHF, or (i) any contract with any Shareholder. Except as set forth in
SCHEDULE 2.9, each contract or agreement set forth on SCHEDULE 2.9 is in full force and effect, and there exists no material default or event of default by LHF or to the knowledge of LHF, by any other party. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that SCHEDULE 2.9 does not contain a list of existing agreements with clients, it being understood that such list will be delivered at Closing.

    2.10 VALID AGREEMENTS: NO CONFLICTS. LHF has full authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by LHF and constitutes a valid and binding agreement of LHF, enforceable against LHF in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach of (i) any provision of the articles of incorporation or bylaws of LHF; (ii) subject to obtaining necessary consents specified in Schedule 2.20, any of the terms of, or constitute a default under any material obligation, contract, agreement, or other instrument to which LHF is a party or by which LHF or any of its assets or properties is bound or subject; (iii) any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, LHF or upon the assets of LHF; or (iv) any statute, law or regulation to which LHF or any of its assets is subject.

    2.11 LITIGATION. Except as set forth in SCHEDULE 2.11, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the knowledge of LHF, threatened, against or affecting LHF, or its officers, directors, employees, registered representatives or registered principals, or any of its properties or rights, which, if adversely determined would have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF. LHF is not subject to any judgment, order or decree entered in any lawsuit or proceeding.

    2.12 TAXES PAYABLE BY LHF. LHF and the Shareholders have elected for LHF as of December 29, 1987, to be treated as an S corporation under Section 1361(a) of the Code and under California Revenue and Taxation Code Section 17087.5. LHF has filed, or caused to be filed, in the manner prescribed by law, all federal, state, local and foreign returns, reports, declarations, claims for refunds, or information returns or statements relating to Taxes (as defined below), including any schedule or attachment thereto, and any amendment thereof ("Tax Returns") which are required to be filed by, or with respect to, LHF. Such Tax Returns reflect accurately taxable income and all liability for Taxes of LHF for the periods covered thereby. LHF has paid all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, payroll, accumulated earnings, gross receipts, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, withholding, social security (or similar), unemployment, disability, personal property, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or assessment of any kind whatsoever, including any interest, penalty, or addition thereto, other than those which are being disputed in good faith ("Taxes") that have become due and payable. No examination of any return of LHF by any taxing authority is currently in progress and LHF has not received notice of any proposed audit, proceeding, investigation or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of LHF. No claim has ever been made by an authority in a jurisdiction where LHF does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, encumbrances or other security interests on any of the assets of LHF that arose in connection with any failure (or alleged failure) to pay any Taxes. LHF has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, shareholder or other third party. LHF has filed on a timely basis a Form 1099 for each of the four individuals set forth on SCHEDULE 2.12 classified by LHF as an independent contractor for the period in which such individual performed Devices for LHF. LHF has not filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law) concerning collapsible corporations. LHF has not made any payments, is not obligated to make any payments, or is not party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. LHF has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(A)(ii) of the Code. LHF has disclosed on each of its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
Section 6662 of the Code. LHF (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was LHF) or (B) does not have any liability for the Taxes of any person (other than LHF) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

    2.13 LIABILITIES. Except as set forth on SCHEDULE 2.13, LHF has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowing by LHF and which ate consistent with past practice and, individually or in the aggregate, are not material to the business, operations, properties, or condition (financial or otherwise) of LHF, (ii) liabilities set forth on any schedule hereto or which are not required to be set forth on any schedule hereto because such liabilities are specifically excluded from disclosure on the schedules provided for by the provisions of this Agreement, or
(iii) any other liabilities provided for in this Agreement. SCHEDULE 2.13 sets forth a list of all current arrangements of LHF for borrowed money and all outstanding balances as of the date hereof with respect thereto. LHF is not in default in respect of the terms or conditions of any indebtedness.

    2.14 INSURANCE. SCHEDULE 2.14 is a schedule of all insurance policies (including life insurance) or binders maintained by LHF. All such policies are in full force and effect and are such amounts, and insure against such losses and risks, as are generally maintained by comparable businesses and all premiums that have become due have been currently paid. None of such policies or binders shall lapse or terminate by reason of the transactions contemplated hereby. LHF has received no notice of cancellation or nonrenewal of any such policy or binder.

    2.15 INTELLECTUAL PROPERTIES. SCHEDULE 2.15 contains an accurate and complete list of all trade names, trademarks, copyrights, service marks, trademark registrations and applications (including those which are pending), service mark registrations and applications, copyright registrations and applications (whether pending or abandoned), owned or used by LHF in the operation of its business (collectively, the "Intellectual Property") . No claim of infringement or misappropriation of intellectual property has been made against LHF and to the knowledge of LHF, LHF is not infringing or misappropriating any Intellectual Property.

    2.16 COMPLIANCE WITH LAWS. LHF is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees ("Requirements of Law"). LHF (i) has not been charged with, (ii) is not under any investigation with respect to, and (iii) has not been threatened with, any charge concerning any violation of any Requirements of Law.
Without limiting the generality of the foregoing, except as set forth on
Schedule 2.16, there is no investigation of, complaint against or inquiry regarding LHF pending before the National Association of Securities Dealers.

     2.17 LICENSES. LHF has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, "Licenses") required by any governmental or regulatory body for the operation of its business and the use of its properties as presently operated or used, except where the failure to have such Licenses would not have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF. All of the Licenses are in full force and effect and no action or claim is pending, nor to the knowledge of LHF, is threatened, to revoke or terminate any of the Licenses.

     2.18  ERISA.

          2.18.1 The name of each plan, program, arrangement, agreement or commitment sponsored or maintained by or on behalf of LHF or any ERISA Affiliate (as defined below) or to which LHF or any ERISA Affiliate makes or is obligated to make contributions or to which LHF or any ERISA Affiliate made or %,as obligated to make contributions during the five (5) year period ending on the date hereof, which is a pension, profit sharing, savings, thrift or other retirement plan, deferred compensation, stock purchase, stock option, performance share, bonus or other incentive plan, severance pay plan, policy or procedure, life, health, disability or accident insurance plan, (including, without limitation, each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or vacation or other employee benefit plan, program, arrangement, agreement or commitment, whether or not written) (all of the foregoing being hereinafter referred to individually as a "Plan" and collectively as the "Plans") is set forth on SCHEDULE 2.18 hereto. LHF has substantially complied with all of the provisions of each Plan and all applicable provisions of ERISA and the Code, has administered each such Plan (including the payment of benefits thereunder) in all material respects in accordance with the provisions of each such Plan and all applicable provisions of ERISA and the Code, and no penalties under ERISA or any other applicable law or regulation are and at the Deemed Closing Date will be owed to any Plan participant and/or beneficiary and/or any governmental body with respect to the failure to file any reports or other information required under EIUSA or any other applicable law or regulation or to distribute or make available any such reports or other information. LHF has and at the Deemed Closing Date will have timely made all required contributions to each such Plan.

          2.18.2 No such Plan is a "defined benefit plan' within the meaning of Section 3(35) of ERISA nor a "multi-employer plan' within the meaning of
Section 3(37) of ERISA.

          2.18.3 As of the date hereof and as of the Deemed Closing Date, LHF is entitled to cease its participation in each Plan referred to in this Section
2.18 and
each such Plan, by its provisions, permits LHF to amend to terminate, in whole or in part, such Plan without default, penalty, premium or any additional cost to LHF.

          2.18.4 The transactions contemplated by this Agreement will not result in any payment or series of payments by Olympic or LHF of a "parachute payment" within the meaning of Section 280G of the Code.

          2.18.5 With respect to each Plan maintained or sponsored by LHF which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (a "Welfare Plan"): (i) the applicable requirements of Part III of Subchapter 8B of Chapter I of the Code are satisfied if benefits under such Welfare Plan are intended to qualify for tax-favored treatment; (ii) there is no disqualified benefit which would subject Olympic to tax under
Section 4976(a) of the Code; and (iii) each such Welfare Plan which is a group health plan within the meaning of Section 4980B of the Code is and has at all times been in compliance in all material respects with the applicable requirements of Sections 601 through 608 of ERISA, and LHF is not now and has never been liable for any tax under Section 4980B of the Code.

          2.18.6 None of the Plans is and, at the Deemed Closing Date, none will be under investigation or audit by either the United States Department of Labor or the Internal Revenue Service.

          2.18.7 None of the Plans provides benefits including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of LHF beyond their retirement or other termination of service other than (i) coverage mandated by applicable law,
(ii) disability benefits under any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA) that have been fully provided for by insurance or otherwise, (iii) deferred compensation benefits accrued as liabilities on the books of LHF or (iv) benefits in the nature of severance pay.

          2.18.8 For purposes of this Section 2.18, the term "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with LHF are treated as a single employer under any or all of Sections 414(b), (c), (m), (n) or (o) of the Code at any time during the period of five (5) years ending on the Deemed Closing Date.

     2.19 NO CHANGES SINCE THE BALANCE SHEET DATE. Since the Balance Sheet Date (a) except as specifically stated on SCHEDULE 2.19 or contemplated by this Agreement, LHF has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of the material Remaining Assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any of the Remaining Assets except in the ordinary course of business, (iv) made any commitment for any capital expenditure, except in the ordinary course of business, (v) written down the value of any work in process except write-downs in the ordinary course of business, none of which, individually or in the aggregate, is material to LHF, (vi) except as set forth in the Employment Agreements (as defined in Section 6.4), granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of Fifty Thousand Dollars ($50,000) or more, (vii) made any change in any method of accounting or auditing practice, (viii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (ix) amended or terminated any agreement which is material to the business of LHF, (x) renewed, extended or modified any lease of real property, or except in the ordinary course of business, any lease of personal property, or (xi) agreed, whether or not in writing, to do any of the foregoing, and (b) there has been no material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF.

     2.20  REQUIRED APPROVALS, NOTICES AND CONSENTS.  Except as set forth on
SCHEDULE 2.20, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party to a material contract to which LHF is a party is required in connection with the execution and delivery by the Shareholders and LHF of this Agreement or the consummation by the Shareholders and LHF of the transactions contemplated hereby.

     2.21 BROKER-DEALER REGISTRATION. LHF is a Broker-Dealer having duly registered with the SEC pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Attached hereto as SCHEDULE 2.21 is a full and complete copy of LHF's Broker-Dealer application as amended through December 31, 1996. Neither the application for registration nor any amendment thereto contains any' untrue statement of a material fact or omits any statement of a material fact required to be stated or necessary in order to make statements contained therein not misleading.

     2.22 NO THREATENED SEC PROCEEDINGS. LHF's registration as a Broker-Dealer is in good standing and, there is not currently pending or to the knowledge of the shareholders, threatened any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by the SEC concerning LHF or its officers, directors, or registered representatives.

     2.23 NET CAPITAL. LHF is not in violation of the applicable net capital provisions of the 1934 Act and the general rules and regulations thereunder.

     2.24 NASD MEMBERSHIP. LHF is a member in good standing with the NASD and there has not been for the most recent three years, nor is there currently pending or to the knowledge of LHF, threatened, any inquiry investigation or disciplinary proceeding undertaken by the NASD concerning LHF or any of its officers, directors, registered principals, or registered representatives, except as set forth on SCHEDULE 2.16.

     2.25 FEES AND ASSESSMENTS. As of December 31, 1996 there are no, and as of the Deemed Closing Date, there shall not be, any fees or assessments owed to the NASD or the Security Investors Protection Corporation ("SIPC") for which bills have been received by LHF.

     2.26 NASD RESTRICTIONS. There are no special restrictions or limitations imposed by the NASD relating to the conduct by LHF of the business of a Broker-Dealer which have a material adverse effect on the business or operations of LHF as currently conducted.

     2.27 CRD REGISTRATION. LHF is registered with the Central Registration Depository under CRD Number 14152.

     2.28 STATE BROKER-DEALER REGISTRATIONS. LHF is registered as a Broker-Dealer in the states and jurisdictions enumerated in SCHEDULE 2.28, and all of such registrations are current, and LHF is in good standing as a registered Broker-Dealer in each such state or jurisdiction. As of the Deemed Closing Date, no renewal or registration fee for which bills have been received will be due or owing to any state. Also set forth in SCHEDULE 2.28 are all states and jurisdictions in which applications for registration of LHF as a Broker-Dealer are currently pending.

     2.29 NO STATE INQUIRIES. LHF's state Broker-Dealer registrations are in good standing and for the most recent three year period, there has not been, nor is there currently pending, or to LHF's knowledge, threatened, any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by such state or jurisdictions concerning LHF or its officers, directors, registered principals or registered representatives.

     2.30 STATE NET CAPITAL COMPLIANCE. LHF is not in violation of the net capital provisions required to be maintained by each state or jurisdiction in which LHF is registered as a Broker-Dealer.

     2.31 REGISTERED REPRESENTATIVES. Attached hereto as SCHEDULE 2.31 is a list of all registered representatives of LHF and each state or jurisdiction in which each individual is registered.

     2.32 BROKERS BOND. LHF currently has in effect a blanket Broker-Dealer fidelity bond as summarized in SCHEDULE 2.32.

     2.33 SIPC REGISTRATION. LHF is duly registered with SIPC. LHF has paid or has made adequate provision for the payment of all SIPC assessments as of December 31, 1996.

     2.34 CLEARING AGREEMENT. LHF presently has a clearing agreement, as amended and to be effective on and after the Closing, with Bear, Steams & Co. Inc. ("Bear Stearns"), a true copy of which has been provided to Olympic. As of December 31, 1996, there was, and as of the Deemed Closing Date there will be, no amount due and owing to Bear Steams, nor was there as of December 31, 1996, nor will there be as of the Deemed Closing Date, any unsecured debts of customers for which LHF may be or become responsible.

     2.35  DISCLOSURE.

          2.35.1   None of this Agreement, the Financial Statements, the
Balance Sheet, or any schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of cLHF or the Shareholders, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary' in order to make statements contained herein or therein not misleading.

          2.35.2 Notwithstanding specific cross references in the schedules hereto (each a "Schedule") , any disclosure under any Schedule shall be deemed to be a disclosure applicable to all representations and warranties of LHF and the Shareholders under this Agreement and under all other Schedules. To the extent that the Schedules contain exceptions to the representations and warranties set forth in Article II and III of this Agreement, the inclusion of an item in any Schedule shall not be deemed an admission by LHF or any Shareholder that such item is material to LHF or such Shareholder or that it will have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF.

     2.36 REPRESENTATIONS TRUE AT CLOSING. All representations by LHF in this Article II or in any document delivered pursuant hereto in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at the Closing as of the Closing Date and shall then be true and accurate in all material respects, except as affected by the transactions contemplated by this Agreement.

                                 ARTICLE III
                 INDIVIDUAL REPRESENTATIONS OF THE SHAREHOLDERS

     Each Shareholder hereby represents and warrants, individually on such Shareholder's own behalf, to Olympic that:

     3.1 OWNERSHIP OF STOCK. The Shareholder is the record and beneficial owner of the LHF Shares specified in SCHEDULE 3.1 hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind; the Shareholder has full legal right, power and authority to enter into this Agreement and has full legal right, power and authority to transfer and convey such Shareholder's LHF Shares pursuant to this Agreement; the delivery to Olympic of the LHF Shares pursuant to this Agreement will transfer to Olympic such Shareholder's valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

     3.2 VALID AGREEMENTS; NO CONFLICTS. The Shareholder has full legal right and capacity to execute and deliver this Agreement and to perform such Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. The execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby by such Shareholder will not (i) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon the Shareholder or upon the assets of the Shareholder; or (ii) violate any statute, law or regulation to which such Shareholder or such Shareholder's assets is subject.

     3.3 INVESTMENT INTENT. The Olympic Shares being acquired by the Shareholder hereunder are being acquired for such Shareholder's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of Securities Act of 1933, as amended (the "Act"). The Shareholder understands that the Olympic Shares have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act that such Olympic Shares must be held indefinitely unless such Olympic Shares are registered under the Act or until any transfer is exempt from registration, and that reliance of Olympic upon these exemptions is predicated in part upon these representations and warranties by the Shareholder.

     3.4   QUALIFICATION AS AN INVESTOR.

          3.4.1 The Shareholder hereby represents and warrants that such Shareholder has. the requisite knowledge and experience in financial and business matters to assess the relative merits and risks of investment in the Olympic Shares.

          3.4.2 The Shareholder has received certain information concerning Olympic and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the Olympic Shares, and is able to bear the economic risk and lack of liquidity inherent in holding the Olympic Shares. Furthermore, the Shareholder has had the full opportunity to discuss with Olympic all material aspects of an investment in the Olympic Shares, including the opportunity to ask, and to receive answers to such Shareholder's full satisfaction, regarding such questions as such Shareholder has deemed necessary to evaluate such Shareholder's opportunity to invest.

          3.4.3 The Shareholder has had full opportunity to seek advice of' independent counsel respecting this investment and the tax risks and implications of the Exchange and all transactions consummated in connection therewith.


                                      ARTICLE IV
                              REPRESENTATIONS OF OLYMPIC

     Olympic hereby represents and warrants to LHF and the Shareholders that:

     4.1 EXISTENCE AND GOOD STANDING. Olympic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Olympic has the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except in those states in which Olympic is qualified to do business as a foreign corporation, Olympic has not otherwise qualified to do business as a foreign corporation, and neither the character nor location of the properties owned or leased by Olympic, nor the nature of the business conducted by Olympic, requires such additional qualification in any jurisdiction except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operation of Olympic. Olympic is in good standing in each jurisdiction in which it is qualified to do business as a foreign corporation.

     4.2 OLYMPIC SHARES. The Olympic Shares when delivered to the Shareholders will have been duly authorized and validly issued and be fully paid and non-assessable.

     4.3 VALID AGREEMENT; NO CONFLICTS. Olympic has full authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Olympic and constitutes a valid and binding agreement of Olympic, enforceable against Olympic in accordance with its terms except as the enforcement hereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not violate, conflict with or result in the breach of any of the terms of, or constitute a default under (i) the Certificate of Incorporation or the Bylaws of Olympic, (ii) any material obligation, contract, agreement, or other instrument to which Olympic is a party or by or to which Olympic or its assets may be bound or subject; (iii) any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Olympic or its assets; or (iv) any statute, law or regulation to which Olympic or any of its assets is subject.

     4.4 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration or registration with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Olympic or the consummation by Olympic of the transactions contemplated hereby.

     4.5 LITIGATION. Except as set forth in SCHEDULE 4.5, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or administrative or other proceeding by or before any governmental or other instrumentality or agency (including, without limitation, the National Association of Securities Dealers), pending or, to the knowledge of Olympic, threatened against or affecting Olympic or any of its properties or rights, which, if adversely determined would have a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), or the results of operations of Olympic. Olympic is not subject to any judgment order or decree entered in any lawsuit or proceeding.

     4.6 CAPITALIZATION. The authorized capital of Olympic consists of 10,000,000 shares of Olympic Common Stock, of which 876,051 shares are issued and outstanding as of the date of this Agreement and 2,000,000 shares of preferred stock, none of which are outstanding as of the date of this Agreement. All of the outstanding shares of Olympic Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in SCHEDULE 4.6, there are no outstanding options, warrants, fights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Olympic.

     4.7 FINANCIAL STATEMENTS. Olympic has or will deliver to the Shareholders copies of the audited balance sheets of National Securities (the predecessor to Olympic) as of September 29, 1995 and as of September 27, 1996 and the related statements of income, changes in shareholders' equity and cash flows for the years then ended, and the unaudited balance sheet of National Securities as at December 31, 1996 and the related statements of income, changes in shareholders' equity and cash flows for the three-month period then ended (collectively, the "Olympic Financials"). The Olympic Financials were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of Olympic as of the dates thereof and the results of operations and changes in financial position of Olympic as of the dates thereof and the results of operations and changes in financial position for the periods then ended. Since December 31, 1996, there has not been any material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of Olympic.

     4.8 CONTRACTS. Every contract that is material to the business of Olympic, taken as a whole, is in full force and effect, and there exists no material default or any event of default by Olympic or to the knowledge of Olympic, by any other party.

     4.9 COMPLIANCE WITH LAWS. Olympic is in compliance in all material respects with all Requirements of Law. Olympic (i) has not been charged with, (ii) is not under any investigation with respect to, and (iii) has not been threatened with, any charge concerning any violation of any Requirements of Law. Without limiting the generality of the foregoing, there is no investigation of, complaint against or inquiry regarding Olympic pending before the National Association of Securities Dealers.

     4.10 SEC MATTERS. The Olympic Common Stock has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Since January 1, 1995, Olympic and National Securities have timely filed and, as required by Section 13 of the Securities Exchange Act of 1934, will continue to timely file, all the required forms, reports and other documents with the Securities and Exchange Commission ("SEC"). As of the date hereof, and at the Closing Date, all reports, forms and other documents so filed (including, without limitation, Olympic's Registration Statement on Form S-4, SEC File No. 333-12907, declared effected by the SEC on February 3, 1997) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC, and do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.11 BROKER-DEALER REGISTRATION. National Securities is a Broker-Dealer having duly registered with the SEC pursuant to Section 15 of the 1934 Act.

     4.12 NO THREATENED SEC PROCEEDINGS. National Securities' registration as a Broker-Dealer is in good standing and, there is not currently pending or to the knowledge of Olympic, threatened any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by the SEC concerning National Securities or its officers, directors, or registered representatives.

     4.13 NET CAPITAL. National Securities is not in violation of the applicable net capital provisions of the 1934 Act and the general rules and regulations thereunder.

     4.14 NASD MEMBERSHIP. National Securities is a member in good standing with the NASD and there has not been for the most recent three years, nor is there currently pending or to the knowledge of Olympic, threatened, any material inquiry investigation or disciplinary proceeding undertaken by the NASD concerning National Securities or any of its officers, directors, registered principals, or registered representatives.

     4.15 NASD RESTRICTIONS. There are no special restrictions or limitations imposed by the NASD relating to the conduct by National Securities of the business of a Broker-Dealer which have a material adverse effect on the business or operations of' National Securities as currently conducted.

     4.16 STATE BROKER-DEALER REG2ISTRATIONS. National Securities is registered as a Broker-Dealer in all the states and jurisdictions in which the nature of the business conducted by National Securities requires such registration, all of such registrations are current, and National Securities is in good standing as a registered Broker-Dealer in each such state or jurisdiction.

     4.17 NO STATE INQUIRIES. National Securities' state Broker-Dealer registrations are in good standing and for the most recent three year period, there has not been, nor is there currently pending, or to Olympic's knowledge, threatened, any inquiry, investigation, administrative proceeding, or civil action undertaken or initiated by such state or jurisdictions concerning National Securities or its officers, directors, registered principals or registered representatives.

     4.18 STATE NET CAPITAL COMPLIANCE. National Securities is not in violation of the net capital provisions required to be maintained by each state or jurisdiction in which National Securities is registered as a Broker-Dealer.

     4.19  SIPC REGISTRATION.  National Securities is duly registered with SIPC.

    4.20   DISCLOSURE

          4.20.1 None of this Agreement, the Olympic Financials, or any schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of Olympic, contains, or will contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary in order to make statements contained herein or therein not misleading.

          4.20.2 Notwithstanding specific cross references in the Schedules, any disclosure under any Schedule shall be deemed to be a disclosure applicable to all representations and warranties of Olympic under this Agreement and under all other Schedules. To the extent that the Schedules contain exceptions to the representations and warranties set forth in Article IV of this Agreement, the inclusion of an item in any Schedule shall not be deemed an admission by Olympic that such item is material to Olympic or that it will have a material adverse effect on the assets, liabilities, . business, condition (financial or otherwise), or the results of operations of Olympic.

     4.21 REPRESENTATIONS TRUE AT CLOSING. All representations by Olympic in this Article IV or in any document delivered pursuant hereto in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at the Closing and shall then be true and accurate in all material respects except as affected by the transactions contemplated by this Agreement.

                                  ARTICLE V
                        CONDUCT OF BUSINESS; REVIEW

     5.1 CONDUCT OF BUSINESS OF LHF. From the date hereof through the Closing, each of Olympic and LHF shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct as of the Closing as if made at and as of the Closing and (ii) not enter into any transaction or incur any liability except in the ordinary course of business.

     5.2 REVIEW OF LHF. Prior to the Closing, Olympic shall be entitled, through its employees and representatives, to make such investigations and examination of the books, records and financial condition of LHF as Olympic may request. LHF shall furnish Olympic and its representatives during such period with all such information concerning the affairs of LHF as Olympic or its representatives may request and cause LHF's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Olympic or its representatives in connection with such review and examination. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances.

     5.3 REVIEW OF OLYMPIC. Prior to the Closing, LHF shall be entitled, through its employees and representatives, to make such investigations and examination of the books, records and financial condition of Olympic as LHF may request. Olympic shall furnish LHF and its representatives during such period with all such information concerning the affairs of Olympic as LHF or its representatives may request and cause Olympic's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with LHF or its representatives in connection with such review and examination. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances.

     5.4 COOPERATION: CONSENTS. Prior to the Closing Date, each party shall cooperate with the other party to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all governmental ' authorities and other Persons the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated by this Agreement and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. The parties shall also use their respective best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable.

     5.5 LITIGATION. From the date hereof through the Closing, each party hereto shall promptly notify the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the assets, liabilities, business, condition (financial or otherwise), or the results of operations of such party.

     5.6 NOTICE OF DEFAULT. From the date hereof through the Closing, each party hereto shall give to the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of the other party's representations or warranties contained herein.

     5.7 NO SHOP. LHF agrees that for a period from the date hereof through the earliest of (a) April 30, 1997, (b) the consummation of the transactions contemplated hereby, or (c) the termination of this Agreement pursuant to the terms hereof, LHF will not, directly or indirectly: (i) initiate contact with any person or entity in an effort to solicit any Alternative Proposal (as defined below),
(ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the financial condition, results of operations, businesses, properties, assets, liability or future prospects of LHF, to any person or entity in connection with any Alternative Proposal, (iii) negotiate with any Person with respect to any Alternative Proposal, or (iv) enter into any agreement or understanding with the intent to effect an Alternative Proposal. LHF shall immediately give written notice to Olympic of the details of any Alternative Proposal of which it becomes aware. As used herein, "Alternative Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger, consolidation, reorganization, other business combination or recapitalization involving LHF or for the acquisition of a substantial portion of its assets other than in the ordinary course of its business, the effect of which may be to prohibit, restrict or delay the consummation of the Exchange or impair the contemplated benefits to Olympic of the Exchange. Olympic agrees to give written notice to LHF of any transaction which is submitted to its stockholders prior to the Closing.

     5.8 REGULATORY FILINGS. LHF and Olympic each agree to prepare and file all required documents, submissions, notices, amended applications or similar filings with federal, state, and local regulatory authorities and the NASD to effect and give evidence of the Exchange and to secure the approval of the Exchange and to obtain the necessary state "blue sky" clearances, if any are required with respect to the issuance of the Olympic Shares to the Shareholders.


                                      ARTICLE VI
                            CONDITIONS TO THE OBLIGATIONS
                                OF EACH PARTY TO CLOSE

    The obligation of Olympic, LHF and the Shareholders to consummate the transactions contemplated herein shall be subject to the-fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article
VI. Olympic, on the one hand, and LHF and the Shareholders, on the other hand, may, by written notice, waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by Olympic or LHF and the Shareholders of any other right or remedy if Olympic or LHF and the Shareholders shall be in default of any of its or their representations, warranties or covenants under this Agreement.

     6.1 THIRD PARTY APPROVALS. Any and all permits and approvals from any governmental authority or other Person necessary to permit the consummation of the transactions contemplated herein, including, without limitation, approval of the NASD, shall have been obtained.

     6.2 INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement in the form attached hereto as Exhibit A (the "Investor Rights Agreement"), shall have been duly executed by Olympic and each of the Shareholders.

    6.3 EMPLOYMENT AGREEMENTS. Employment Agreements, in the form of Exhibit B (the "Employment Agreements"), shall have been duly executed by LHF, Olympic and each of the following senior executive officers of LHF: Larry H. Friend, Gregory E. Presson and Carl Frankson, Jr.

     6.4 UPDATED FOCUS REPORTS. LHF shall have delivered to Olympic and National Securities shall have delivered to LHF copies of all focus reports filed by it with the SEC.


                                     ARTICLE VII
                         CONDITIONS TO OLYMPIC'S OBLIG TIONS

    The obligation of Olympic to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article VII. Olympic may, by written notice, waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by Olympic of any other right or remedy if LHF or the Shareholders shall be in default of any of its or their representations, warranties or covenants under this Agreement

     7.1 GOOD STANDING AND TAX CERTIFICATES. LHF or the Shareholders shall have delivered to Olympic: (a) a copy of LHF's Articles of incorporation, including all amendments, certified by the Secretary of State of the State of California; (b) a certificate from the Secretary of State of the State of California and each state in which LRF is qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in such state; and (c) a certificate as to the tax status of LHF in the State of California and each state in which it is qualified as a foreign corporation to do business.

     7.2 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall be, except as provided for in this Agreement, no material adverse change in the as-sets, liabilities, business, condition (financial or otherwise), or the results of operations of LHF, and LHF shall have delivered to Olympic a certificate, dated the Closing Date, to such effect.

     7.3 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of LHF and the Shareholders contained in this Agreement or in any schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and LHF and the Shareholders shall have delivered to Olympic a certificate, dated the Closing Date, to such effect.

     7.4 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of LHF and the Shareholders to be performed pursuant to the terms hereof on or before the Closing Date shall have been duly performed in all material respects, and LHF and the Shareholders shall have each delivered to Olympic a certificate, dated the Closing Date, to such effect.

     7.5 VOTING AGREEMENT. Olympic shall have received a copy of the Voting Agreement (the "Voting Agreement"), in the form of Exhibit C, duly executed by each of the Shareholders.

     7.6 OPINION. Olympic shall have received an opinion from Loeb & Loeb LLP, in form and substance satisfactory to Olympic's counsel.

     7.7 RESOLUTIONS. Olympic shall have received a copy of the resolutions of the Board of Directors of LHF and the Shareholders approving the transactions contemplated by this Agreement, certified by the Secretary of LHF.

     7.8 LIABILITIES. Either (a) the Shareholders shall have assumed all of the liabilities of LHF existing immediately prior to the Deemed Closing Date, other than the Remaining Liabilities (as defined below), jointly, in accordance with their percentage ownership of the LHF Shares, or (b) the Shareholders shall have agreed to indemnify LHF, jointly, in accordance with their percentage ownership of the LHF Shares, for all payments made by LHF after the Closing on account of any liabilities of LHF existing immediately prior to the Closing, other than the Remaining Liabilities. As used herein, "Remaining Liabilities" means the LHF Transaction Costs (as defined in
Section 10.1), PLUS all liabilities and obligations relating to and arising from the Remaining Assets (as defined in Section 8.9), from and after the Deemed Closing Date. Without limiting the generality of the foregoing, LHF shall have paid in full all subordinated debt.

     7.9 LOAN. Certain of the Shareholders shall have funded a loan (the "Loan") to Olympic in the principal amount of $800,000, which Loan shall have been funded (a) in cash, (b) in the form of marketable securities (the marketability of which shall be determined by mutual agreement) with a fair market value (based upon the mid-point between the closing bid price and the closing ask price on the prior trading day) of the amount of the Loan, or (c) any combination of cash and marketable securities, the sum of such cash and the fair market value of such marketable securities is equal to $800,000.

  7.10 CERTIFICATE OF NON-FOREIGN STATUS. Each Shareholder shall deliver to Olympic a certificate pursuant to Section 1445(b)(2) of the Code which states, under penalty of perjury, the Shareholder's taxpayer identification number and address as well as a statement that the Shareholder is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

    7.11 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the knowledge of LHF, shall have been threatened, before a court or other governmental body or by any public authority to restrain or prohibit LHF from consummating any of the transactions contemplated hereby, and a duly authorized officer of LHIP shall have delivered to Olympic a certificate, dated the Closing Date, to such effect.

    7.12 AUDITED FINANCIAL STATEMENTS. LHF shall have delivered to Olympic the final version of the audited statement of financial condition of LHF as at December 31, 1996 and the related statements of income, changes in shareholders' equity, changes in liabilities subordinated to the claims of general creditors, and cash flows for the year ended December 31, 1996, which shall not be materially different from the draft referenced in Section 2.5.1.

    7.13 GELLER & FRIEND AGREEMENT. LHF and Geller & Friend Capital Partners Inc., a California corporation ("G&F") shall have entered into an agreement in form acceptable to Olympic, pursuant to which G&F shall provide
(i) for the reimbursement by G&F of its portion of the expenses of LHF's Century City office arising from G&F's occupation of space in that office, and (ii) that G&F, to the extent reasonably practicable, shall offer to Affiliates of Olympic the opportunity to pursue business opportunities relevant to the business of a Broker-Dealer, prior to offering such opportunities to other Broker-Dealers, subject to the capacity and reasonable business judgment of G&F and reasonable compensation to G&F.

                                 ARTICLE VIII
                 CONDITIONS TO THE SHAREHOLDERS' OBLIGATIONS

    The obligation of LHF and the Shareholders to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article VIII. LHF and the Shareholders may, by written notice, waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver shall constitute a waiver by LHF or the Shareholders of any other right or remedy if Olympic shall be in default of any of its representations, warranties or covenants under this Agreement.

     8.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Olympic contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and a duly authorized officer of Olympic shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     8.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of Olympic to be performed on or before Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and a duly authorized officer of Olympic shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     8.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted or, to the knowledge of Olympic, shall have been threatened, before a court or other governmental body or by any public authority to restrain or prohibit Olympic from consummating any of the transactions contemplated hereby, and a duly authorized officer of Olympic shall have delivered to the Shareholders a certificate, dated the Closing Date, to such effect.

     8.4 GOOD STANDING AND TAX CERTIFICATES. Olympic shall have delivered to the Shareholders: (a) a copy of Olympic's Certificate of Incorporation, including all amendments, certified by the Secretary of State of the State of Delaware; (b) a certificate from the Secretary of State of the State of Delaware and each state in which Olympic is qualified as a foreign corporation to do business, to the effect that Olympic is in good standing in such state, and (c) a certificate as to the tax status of Olympic in the State of Delaware and each state in which it is qualified as a foreign corporation to do business.

     8.5 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall be, except as provided for in this Agreement, no material adverse change in the assets, liabilities, business, condition (financial or otherwise), or the results of operations of Olympic, and a duly authorized officer of Olympic shall have delivered to the Shareholders a certificate dated the Closing Date, to such effect.

     8.6 PROMISSORY NOTE. The Shareholders of LHF shall have received a copy of the Senior Subordinated Promissory Note, reflecting the Loan, in the form of Exhibit D (the "Promissory Note"), duly executed by Olympic.

     8.7 OPINION. The Shareholders shall have received an opinion from Camhy Karlinsky & Stein LLP, in form and substance satisfactory to LHF's counsel.

     8.8 RESOLUTIONS. The Shareholders shall have received a copy of the resolutions of the Board of Directors of Olympic approving the transactions contemplated by this Agreement, certified by the Secretary of Olympic.

     8.9 TRANSFER OF ASSETS. LHF shall have transferred to a limited liability company wholly-owned by the Shareholders, all of the assets of LHF other than (a) furniture, fixtures and equipment, (b) work in progress, including, but not limited to, all agreements with clients, including, but not limited to, those set forth on SCHEDULE 8.9(a) (but excluding those which appear on SCHEDULE 8.9(b)), (c) equipment and real property leases and the other agreements set forth on SCHEDULE 8.9(a), and (d) the name of LHF, the service mark described on SCHEDULE 2.15 and the pending application for registration described therein, and all goodwill relating thereto (collectively, the "Remaining Assets"). Remaining Assets shall not include the property listed on SCHEDULE 8.9(b).

    8.10 CAPITAL CONTRIBUTION. Olympic shall have contributed to the capital of LHF (a) an amount of no less than $200,000, PLUS (b) all of the proceeds of the Loan.

    8.11 BONUS PLAN. LRF shall have adopted the Key Executive Bonus Plan in the form of EXHIBIT E (the "Bonus Plan').

    8.12 DEIFICATION OF PROMISSORY NOTE. The issuance of the Promissory Note shall have been qualified pursuant to the California Corporate Securities Law of 1968.

                                      ARTICLE IX

                        SURVIVAL OF REPRESENTATIONS; INDEMNITY
                           AND OTHER POST-CLOSING COVENANTS

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF LHF AND THE SHAREHOLDERS. All representations, warranties, covenants and agreements of LHF and the Shareholders contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder, and shall thereafter terminate and expire and any claim based thereon shall be brought one year from the Closing Date, except as to matters as to which an Indemnitee (as defined in Section 9.5.1) has made a claim for indemnification or made a Claims Notice, pursuant to Section 9.5 hereafter, on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied, and except for the representations and warranties set forth in Sections 2.1, 2.3, 2.12 and 3.1, which shall survive until the third anniversary of the date of the Closing.

     9.2   OBLIGATION OF THE SHAREHOLDERS TO INDEMNIFY

          9.2.1 Subject to Section 9.2.3, the Shareholders (other than Marjorie E. Goddard and Kenneth L. Fader) agree jointly and severally, and Marjorie E. Goddard and Kenneth L. Fader agree jointly in accordance with their percentage ownership of the LHF Shares, to indemnify, defend and hold hurtles s Olympic, its respective Affiliates, officers, directors, employees, agents, attorneys and representatives, and any of its successors and assigns from, and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("Losses"), based upon, .raising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of LHF and/or the Shareholders contained in this Agreement, any schedule hereof or any other document executed pursuant to the terms hereof, and (ii) the operation of LHF prior to the Closing.

          9.2.2 Notwithstanding Section 9.2.1 above, the obligation of the Shareholders to indemnify Olympic under Section 9.2 shall apply (i) only if the cumulative aggregate amount of Losses thereunder exceeds $40,000 (the "Minimum") and (ii) only to the amounts in excess of such total; PROVIDED, HOWEVER, that the Minimum shall not apply either to the breach by LHF of the representations and warranties set forth in Section 2.13 or the breach by the Shareholders of any agreement entered into in satisfaction of the condition to Closing set forth in Section 7.8.

          9.2.3  Any claim of indemnification made by Olympic pursuant to this
Section 9.2 with respect to a breach by any Shareholder of such Shareholder's representations, warranties or agreements contained in Article III shall be made only against the breaching Shareholder, and Olympic shall not be entitled to make a claim against or otherwise pursue any other Shareholder.

     9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF OLYMPIC. All representations, warranties, covenants and agreements of Olympic contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder, and shall thereafter terminate and expire, except for Olympic's covenants in Sections 9.8, 9.10 and 9.12, and any claim based thereon shall be brought one year from the Closing Date, except as to matters as to which an Indemnitee (as defined in Section 9.5. 1) has made a claim for indemnification or given a Claims Notice under Section 9.5 hereafter on or prior to such date, in which case the rights to indemnification shall survive until such claim is finally resolved and any obligations with respect thereto are fully satisfied, and except for the representations and warranties set forth in Sections 4.2 and 4.6 which shall survive until the third anniversary of the date of the Closing and the covenants set forth in Sections 9.14 and 10.8 which shall survive until the second anniversary of the date of the Closing.

    9.4 OBLIGATION OF OLYMPIC TO INDEMNIFY. Olympic agrees to indemnify, defend and hold harmless the Shareholders, their Affiliates, employees, agents, attorneys and representatives and their successors and assigns from and against any and all Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Olympic contained in this Agreement or in any other document executed pursuant to the terms hereof, and (ii) the operation of LHF after the Closing.

     9.5   NOTICE AND OPPORTUNITY TO DEFEND.

          9.5.1 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any Losses, the Indemnitee, shall promptly give notice thereof (a "Claims Notice") to any other party obligated to provide indemnification pursuant to the terms of this Agreement (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Losses that have been or may be suffered by the Indemnitee.

          9.5.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to so, and the Indemnitee shall cooperate, at the expense of Indemnifying Party, in the compromise of, or defense against, the Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify Indemnitee of its election as herein provided, or contests its ' obligation to indemnify under this Agreement the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in Section 9.6 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the fight to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnitee to take charge of the defense of such action, or (c) such Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     9.6 SETTLEMENT. Notwithstanding the provisions of Section 9.5.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee continuing to pursue such matter.

     9.7 COMPUTATION OF LOSSES. For purposes of calculating any Losses suffered by an indemnified party pursuant to this Article IX, the amount of the Losses suffered by the indemnified party shall be the net amount of damage so suffered after giving effect to any insurance proceeds and tax benefit received with respect to such matter.

     9.8 ACCOUNTS RECEIVABLE. Following the Closing, LHF shall act as agent for the Shareholders with respect to the collection of LHF's accounts receivable and all other claims owing to LHF of any nature whatsoever, in existence as of the Deemed Closing Date, including, without limitation, the accounts receivable set forth on Schedule 9.8 to be delivered by LHF to Olympic at the Closing, and shall use best efforts to collect the same. All such payments received by LHF following the Closing shall be held by LHF in trust for the benefit of the Shareholders, and LHF shall promptly remit the same to LHFCO, LLC, a California limited liability company, after receipt thereof.

     9.9 LISTING. Olympic shall use its best efforts to list the Olympic Shares and any other shares of Olympic's common stock issued to the Shareholders pursuant to the Promissory Note on any national securities exchange on which the common stock of Olympic is listed, or if not listed on a national securities exchange, to qualify such shares for inclusion on The NASDAQ Small Cap Market.

    9.10 CONDUCT OF BUSINESS. Until the later of the payment and performance in full of the Promissory Note or the termination of the Bonus Plan, Olympic shall cause LHF to conduct its business in the ordinary course, substantially consistent with past practices. Without limiting the generality of the foregoing, until the later of the payment and performance in full of the Promissory Note or the termination of the Bonus Plan, Olympic shall not permit LHF to change its name.

    9.11 OLYMPIC BOARD MEETINGS. Until payment and performance in full of the Promissory Note, Olympic shall permit any one of Larry Friend, Gregory Presson or Carl Frankson to attend any meetings of Olympic's Board of Directors.

    9.12 BONUS PLAN. Olympic shall cause the Bonus Plan to remain in full force and effect so long as any two (2) of the following remain employees of
LHF:  Larry H. Friend, Gregory E. Presson and Carl Frankson, Jr.

    9.13 TAXES FOR SHORT YEAR. The parties understand that the year in which the Closing occurs will be treated as an S termination year within the meaning of Section 1362(e)(4) of the Code. The portion of the S termination year ending at the close of the day prior to the termination shall be treated as a short taxable year for which LHF is an S corporation (the "S short year"). LHF shall close its books as of the close of the day prior to the Deemed Closing Date. Olympic will afford to the Shareholders access, upon reasonable prior notice, to the books and records of LHF for purposes of preparing the S short year federal income tax return for LHF, and the Shareholders shall prepare an S short year federal income tax return for LHF, as well as any other Tax Returns of or with respect to LHF, for the S short year, in an orderly manner, and shall provide a copy of such Tax Returns to Olympic. The Shareholders will report all income allocable to them in accordance with such Tax Returns, and will pay (or reimburse Olympic or LHF for) any and all Taxes relating to the S short year.

    9.14 401(k) PLAN. For the balance of the calendar year following the Closing Date and for one additional calendar year thereafter, Olympic shall not cause or permit without the prior written consent of Larry H. Friend and Gregory E. Presson, LHF's 401(k) Plan which exists as of the date hereof (the "401(k) Plan"), to be modified in any manner whatsoever, terminated or merged into another 401(k) Plan, except as may be required by law. Additionally, during such period, Olympic shall permit the 401(k) Plan to be administered by an Advisory Committee, as provided in the 401(k) Plan, composed of Larry
H. Friend, Gregory E. Presson and Kenneth L. Fader; PROVIDED, that in the event that any of the foregoing three individuals ceases to be employed by LHF, the remaining individuals may appoint a replacement, and in the event that all three cease to be employed by LHF, Olympic may appoint the members of the Advisory Committee.

                                      ARTICLE X
                                    MISCELLANEOUS

     10.1 EXPENSES. Except as otherwise provided herein and except for the legal fees of LHF from Loeb & Loeb LLP incurred solely in connection with and directly related to the transactions contemplated by this Agreement which are to be shared equally by LHF, on the one hand, and the Shareholders, on the other, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers (the 'LHF Transaction Costs").

     10.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California without reference to any conflict of laws provisions.

     10.3  CERTAIN DEFINITIONS.

          10.3.1 "AFFILIATE" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

          10.3.2 "KNOWLEDGE" shall mean in the case of a Person which is not an individual, the knowledge of all executive officers and directors of such Person after due inquiry, and in the case of an individual, the actual knowledge of such individual.

          10.3.3 "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.

          10.3.4 "TRANSACTION DOCUMENTS" shall mean this Agreement, the Investor Rights Agreement the Employment Agreements, the Voting Agreement and the Promissory Note.

    10.4 JURISDICTION. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California in Los Angeles County or in United States District Court located in Los Angeles, California, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself or himself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its or his address as set forth in Section 10.6, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to fullest extent permitted by law any objection that it or he may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. the foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of California for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

    10.5 CAPTIONS. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning, or interpretation of this Agreement.

    10.6 NOTICES. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or
(c) on the next business day, if mailed by an overnight mail service to the parties or sent by facsimile transmission, and in each case, postage prepaid, addressed to a party at its or his address set forth on the signature page hereof, or such other address as shall be furnished in writing by like notice by any such party. A copy of each notice sent to either LHF or any Shareholder should also be sent to David L. Ficksman, Esq., Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California 90017, and a copy of each notice sent to Olympic should also be sent to Alan 1. Annex, Esq., Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019.

    10.7 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          10.7.1 By mutual agreement of Olympic and the Shareholders holding a majority of the LHF Shares;

          10.7.2 Olympic if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by any Shareholder under this Agreement or (ii) any of the conditions precedent to the Closing set forth in Articles VI or VII have not been satisfied on the Closing Date, and, in each case, Olympic is not then in default of its obligations hereunder; and'

          10.7.3 By the Shareholders if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Olympic under this Agreement or (ii) any of the conditions precedent to the Closing set forth in

Articles VI or VIII have not been satisfied on the Closing Date, and, in each case, the Shareholders are not in default of their obligations hereunder.

    In the event of termination of this Agreement as provided in Section 10.7.1., this Agreement shall become void and there shall be no liability hereunder on the part of any party hereto. In the event of termination of this Agreement as provided in Section 10.7.2, such termination shall be without prejudice to any of the rights that Olympic may have against the Shareholders or any other Person under the terms of this Agreement or otherwise. In the event of termination of this Agreement as provided in Section 10.7.3, such termination shall be without prejudice to any of the rights that the Shareholders may have against Olympic or any other Person under the terms of this Agreement or otherwise.

     10.8 TAX RETURNS. Each of Olympic and each Shareholder agrees to report the Exchange in a manner consistent with a reorganization as described in
Section 368(a)(1)(B) of the Code, in all income tax returns and other filings which describe the Exchange; PROVIDED, HOWEVER, that Olympic makes no representation or warranty that the Exchange will qualify as a reorganization described in Section 368(a)(1)(B)of the Code. Olympic shall not, and shall not permit LHF after the Closing, to take any action (other than as contemplated by this Agreement) which would jeopardize treatment of the Exchange in a manner consistent with a reorganization as described in Section 368(a)(1)(B) of the Code, including, without the limitation, the liquidation of or the sale of all or substantially all of the assets of LHF.

    10.9 ASSIGNMENTS. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. No assignment or transfer shall be effective unless the assignee agrees in writing to assume such assignor's obligations under the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    10.10 PRESS RELEASES AND ANNOUNCEMENTS. No party to this Agreement shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior approval of the other parties to this Agreement; provided, however, that any party to this Agreement may make any public disclosure it believes in good faith is required by law or regulation, including any state or federal securities laws (in which case the disclosing party will advise the other parties prior to making the disclosure).

    10.11 FURTHER ASSURANCES. The parties hereby agree from time to time to execute and deliver such further documents and to do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

    10.12 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by all of the parties hereto to express their mutual intent, 'and no rule of construction shall be specified against any party.

    10.13 SEVERABILITY. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction or arbitration panel, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

    10.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

    10.15 ENTIRE AGREEMENT. This Agreement, including the documents referred to herein which form a part hereof, contains entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    10.16 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by Olympic, LHF and each Shareholder.

    10.17 THIRD-PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective Affiliates, officers, directors, employees, agents, attorneys, representatives, successors and assigns as permitted under Section 10.9.

    10.18 CONFIDENTIALITY. Subject to any obligation to comply with any law, rule or regulation of any governmental authority or any subpoena or other legal process to make information available to the persons entitled thereto, Olympic shall, and shall cause its Affiliates, employees, attorneys, accountants and representatives to keep confidential and Olympic shall not use, or permit its Affiliates, attorneys, accountants and representatives to use, in any manner other than for the purpose of evaluating the transaction contemplated herein any information obtained from LHF or any of the Shareholders, whether or not obtained or acquired pursuant to the terms of this Agreement, unless such information is readily ascertainable from public or published information, from trade sources, or is already known to Olympic. If the transactions contemplated herein fail to close for any reason whatsoever, Olympic shall immediately return or cause to be returned to LHF or the Shareholders, as the case may be, all written data, software, encoded data information, files, records and copies of documents, worksheets and other materials obtained by Olympic in connection with the transactions contemplated herein.

    IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement and Plan of Reorganization as of the date first above written.


"OLYMPIC"                              OLYMPIC CASCADE FINANCIAL
                                       CORPORATION, a Delaware corporation


                                       By: /s/ Steven A. Rothstein
                                          ---------------------------------
                                               Steven A. Rothstein
                                               Chairman of the Board

                                       Address:

                                       1001 Fourth Avenue, Suite 2200
                                       Seattle, Washington 98154
                                       Attention:  General Counsel
                                       Fax:  (206) 343-6132


"LHF"                                  L.H. FRIEND, WEINRESS, FRANKSON
                                       & PRESSON, INC., a California corporation


                                       By:
                                          -----------------------------------
                                                Larry H. Friend
                                                Chairman of the Board and
                                                Chief Executive Officer

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430

     IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement and Plan of Reorganization as of the date first above written.


"OLYMPIC"                              OLYMPIC CASCADE FINANCIAL
                                       CORPORATION, a Delaware corporation


                                       By:
                                          ---------------------------------
                                               Steven A. Rothstein
                                               Chairman of the Board

                                       Address:

                                       1001 Fourth Avenue, Suite 2200
                                       Seattle, Washington 98154
                                       Attention:  General Counsel
                                       Fax:  (206) 343-6132


"LHF"                                  L.H. FRIEND, WEINRESS, FRANKSON
                                       & PRESSON, INC., a California corporation


                                       By: /s/  Larry H. Friend
                                          -----------------------------------
                                                Larry H. Friend
                                                Chairman of the Board and
                                                Chief Executive Officer

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430

"SHAREHOLDERS"


                                       /s/ Larry H. Friend
                                       ------------------------------
                                       Larry H. Friend

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430



                                       /s/ Darren Friend
                                       ------------------------------
                                       Darren Friend

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430



                                       ------------------------------
                                       Marshall S. Geller

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 553-0257

"SHAREHOLDERS"



                                       ------------------------------
                                       Larry H. Friend

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430




                                       ------------------------------
                                       Darren Friend

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California 92612-1686
                                       Fax: (714) 852-0430


                                       /s/ Marshall S. Geller
                                       ------------------------------
                                       Marshall S. Geller

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 553-0257

                                       /s/ Stephen D. Weinress
                                       ------------------------------
                                       Stephen D. Weinress, Trustee of the
                                       Weinress Family Living Trust dated
                                       March 26, 1996

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 229-3740


                                       /s/ Catherine M. Weinress
                                       ------------------------------
                                       Catherine M. Weinress, Trustee of
                                       the Weinress Family Living Trust
                                       dated March 26, 1996

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 229-3740



                                       ------------------------------
                                       Carl Frankson, Jr.

                                       Address:

                                       333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 852-0430

                                       ------------------------------
                                       Stephen D. Weinress, Trustee of the
                                       Weinress Family Living Trust dated
                                       March 26, 1996

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 229-3740



                                       ------------------------------
                                       Catherine M. Weinress, Trustee of
                                       the Weinress Family Living Trust
                                       dated March 26, 1996

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California 90067
                                       Fax: (310) 229-3740


                                       /s/ Carl Frankson, Jr.
                                       ------------------------------
                                       Carl Frankson, Jr.

                                       Address:

                                       333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 852-0430

                                       /s/ Gregory E. Presson
                                       ------------------------------
                                       Gregory E. Presson

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 852-0430



                                       ------------------------------
                                       Marjorie E. Goddard

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California  90067
                                       Fax: (310) 229-3740



                                       ------------------------------
                                       Kenneth L. Fader

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 842-0430

                                       ------------------------------
                                       Gregory E. Presson

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 852-0430


                                       /s/ Marjorie E. Goddard
                                       ------------------------------
                                       Marjorie E. Goddard

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California  90067
                                       Fax: (310) 229-3740



                                       ------------------------------
                                       Kenneth L. Fader

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 842-0430

                                       ------------------------------
                                       Gregory E. Presson

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 852-0430



                                       ------------------------------
                                       Marjorie E. Goddard

                                       Address:

                                       1875 Century Park East, Suite 2200
                                       Los Angeles, California  90067
                                       Fax: (310) 229-3740


                                       /s/ Kenneth L. Fader
                                       ------------------------------
                                       Kenneth L. Fader

                                       Address:

                                       3333 Michelson Drive, Suite 650
                                       Irvine, California  92612-1686
                                       Fax: (714) 842-0430





                                      S-4